Filed Pursuant to Rule 424(b)(7)
Registration No. 333-179080

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Ordinary shares, nominal value $0.0001 per share	947,867	$162.59	$154,113,695.53	$19,849.84

(1)	Consists of 947,867 ordinary shares issuable upon the exercise of warrants. Pursuant to Rule 416 under the Securities Act, the ordinary shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the ordinary shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the registrant’s ordinary shares as reported on The NASDAQ Global Select Market on February 27, 2014.
(3)	The registration fee is calculated and being paid pursuant to Rule 457(r) under the Securities Act of 1933, as amended, and relates to the Registration Statement on Form S-3 (File No. 333-179080) filed by the Registrant on January 19, 2012.

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 19, 2012)

947,867 Ordinary Shares

This prospectus supplement relates to the disposition from time to time of up to 947,867 ordinary shares that are issuable upon the exercise of warrants that were previously issued to the selling shareholders named in this prospectus supplement. We are not selling any ordinary shares under this prospectus supplement and will not receive any of the proceeds from the sale of ordinary shares by the selling shareholders.

The selling shareholders identified in this prospectus supplement, or their permitted transferees or other successors-in-interest that may be indentified in a subsequent prospectus supplement, may offer the ordinary shares from time to time through public or private transactions at fixed prices, at prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. We provide more information about how the selling shareholders may sell their ordinary shares in the section entitled “Plan of Distribution” beginning on page S-15 of this prospectus supplement. We will not be paying any underwriting discounts or commissions in connection with any offering of ordinary shares under this prospectus supplement and the accompanying prospectus.

Our ordinary shares are listed on The NASDAQ Global Select Market under the symbol “JAZZ.” On February 27, 2014, the last reported sale price of our ordinary shares on The NASDAQ Global Select Market was $166.62.

Investing in our ordinary shares involves a high degree of risk. You should review carefully the risks and uncertainties incorporated by reference herein under the heading “Risk Factors” in this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is February 28, 2014.

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that Jazz Pharmaceuticals plc filed with the Securities and Exchange Commission, or SEC, using the “shelf” registration process. Under this process, among other transactions, the selling shareholders may from time to time, in one or more offerings, sell the ordinary shares described in this prospectus supplement.

This prospectus supplement describes the terms of the offerings by the selling shareholders and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The accompanying prospectus, dated January 19, 2012, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference, in their entirety before making an investment decision.

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You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. Neither we nor the selling shareholders have authorized anyone to provide you with different or additional information. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of any date other than its respective date, regardless of when this prospectus supplement and the accompanying prospectus is delivered, or when any sale of our ordinary shares occurs. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement, the accompanying prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or others. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement and the accompanying prospectus are the property of their respective owners.

All references in this prospectus supplement and the accompanying prospectus to “Jazz Pharmaceuticals,” “the registrant,” “we,” “us,” and “our” are meant to refer to Jazz Pharmaceuticals plc and its consolidated subsidiaries, including its predecessor Jazz Pharmaceuticals, Inc., except when the context makes clear that the time period being referenced is prior to January 18, 2012, in which case such terms are references to Jazz Pharmaceuticals, Inc. and its consolidated subsidiaries. All references in this prospectus supplement and the accompanying prospectus to “Azur Pharma” are references to Jazz Pharmaceuticals plc (f/k/a Azur Pharma Public Limited Company) and its consolidated subsidiaries prior to January 18, 2012.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary may not contain all of the information that may be important to you. You should read the entire prospectus supplement and the accompanying prospectus, including the risks of investing in our ordinary shares incorporated by reference herein under the heading “Risk Factors” and under similar headings in the other documents that are incorporated by reference into this prospectus, as well as the financial statements and related notes, pro forma financial information, and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Jazz Pharmaceuticals plc

Overview

We are a specialty biopharmaceutical company focused on improving patients’ lives by identifying, developing and commercializing differentiated products that address unmet medical needs. We have a portfolio of approved products that address medical needs in the following therapeutic areas, including:

Narcolepsy: Xyrem® (sodium oxybate) oral solution, the only product approved by the United States Food and Drug Administration for the treatment of both cataplexy and excessive daytime sleepiness in patients with narcolepsy;

Hematology/Oncology: Erwinaze® (asparaginase Erwinia chrysanthemi), called Erwinase® in markets outside of the United States, a treatment for patients with acute lymphoblastic leukemia who have developed hypersensitivity to E. coli-derived asparaginase, and Defitelio® (defibrotide), for the treatment of severe hepatic veno-occlusive disease in adults and children undergoing hematopoietic stem cell transplantation therapy, which we plan to launch in selected European Union countries during 2014;

Pain: Prialt® (ziconotide) intrathecal infusion, the only non-opioid intrathecal analgesic indicated for the management of severe chronic pain for patients who are intolerant of or refractory to other treatments; and

Psychiatry: A portfolio of products, including FazaClo® (clozapine, USP) HD and FazaClo LD, orally disintegrating clozapine tablets indicated for treatment-resistant schizophrenia, and VersaclozTM (clozapine) oral suspension for treatment-resistant schizophrenia and for reducing the risk of recurrent suicidal behavior in patients with schizophrenia or schizoaffective disorders.

We also commercialize a portfolio of other products, mostly in markets outside of the United States. These products are primarily in the oncology, critical care and oncology supportive care therapeutic areas. Our development pipeline projects include line extensions for existing products, the generation of additional clinical data for existing products and clinical development of new product candidates.

Corporate Information

Jazz Pharmaceuticals plc is a public limited company formed under the laws of Ireland (registered number 399192) and is the ultimate parent company to the Jazz Pharmaceuticals group of companies. The Jazz Pharmaceuticals plc corporate entity was originally formed as a private limited liability company in March 2005 under the name Azur Pharma Limited, and was subsequently re-registered as a public limited company under the name Azur Pharma Public Limited Company in October 2011. On January 18, 2012, the business of Jazz Pharmaceuticals, Inc., or JPI, and Azur Pharma were combined in a merger transaction, which we refer to in this prospectus supplement as the merger, in connection with which Azur Pharma was re-named Jazz Pharmaceuticals plc and we became the parent company of and successor to JPI. JPI was treated as the acquiring company in the merger for accounting purposes and the transaction was accounted for as a reverse acquisition under the acquisition method of accounting for business combinations. Our predecessor, JPI, was originally incorporated in California in March 2003 and was reincorporated in Delaware in January 2004. In the merger, all outstanding shares of JPI’s common stock were canceled and converted into the right to receive, on a one-for-one basis, our ordinary shares. Our ordinary shares trade on the same exchange, The NASDAQ Global Select Market, and under the same trading symbol, “JAZZ,” as the JPI common stock prior to the merger.

Our principal offices are located at One Burlington Road, Dublin, 4 Ireland, and our telephone number is 353-1-634-7800. We have offices in Palo Alto, California and Philadelphia, Pennsylvania in the United States and non-U.S. offices in Oxford, United Kingdom, Lyon, France, Villa Guardia (Como), Italy, Zug, Switzerland and elsewhere in Europe. Our website address is www.jazzpharmaceuticals.com. Information contained in, or accessible through, our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

The Offering

The selling shareholders named in this prospectus supplement may offer and sell up to 947,867 of our ordinary shares, which shares are issuable upon the exercise of warrants previously issued to the selling shareholders. These warrants were originally issued to the selling shareholders by JPI on July 7, 2009 in a private placement pursuant to a securities purchase agreement entered into between JPI and the selling shareholders, which warrants were subsequently converted into warrants to purchase our ordinary shares in the merger. Ordinary shares that may be sold in this offering, when both issued and paid for upon the exercise of the warrants, will be fully paid and non-assessable. We will not receive any of the proceeds of sales by the selling shareholders of any of the ordinary shares covered by this prospectus supplement. Throughout this prospectus supplement, when we refer to the selling shareholders, we are referring to the selling shareholders identified in this prospectus supplement and, as applicable, their permitted transferees or other successors-in-interest that may be indentified in a subsequent prospectus supplement. In addition, when we refer to the ordinary shares being registered on behalf of the selling shareholders, we are referring to the ordinary shares issuable upon exercise of the above-referenced warrants.

RISK FACTORS

An investment in our ordinary shares involves a high degree of risk. Before deciding whether to invest in our ordinary shares, you should consider carefully the risks and uncertainties discussed under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on February 25, 2014 and incorporated by reference in this prospectus supplement and the accompanying prospectus, as the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our current expectations, assumptions, estimates and projections about our business and our industry, and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	future sales of and revenue from Xyrem, Erwinaze and our other products, including Defitelio, which we plan to launch in selected European Union countries during 2014;

•	our ability to protect our intellectual property and defend our patents;

•	the impact of regulatory requirements, obligations and restrictions on our business;

•	our ability to obtain adequate clinical and commercial supplies of our products and product candidates from current and new sole source suppliers and manufacturers;

•	our plans to acquire, in-license and/or develop additional products or product candidates to grow our business;

•	our ability to achieve the anticipated financial and other benefits from our strategic acquisition and business combination transactions;

•	our ability to obtain appropriate pricing and reimbursement for our products;

•	our ability to manage the growth of our business and the risks attendant to our substantially expanded international operations;

•	the sufficiency of our cash resources and our expectations regarding our future cash flow, expenses, revenues, financial results and capital requirements; and

•	anticipated trends in our business and industry, and other characterizations of future events or circumstances.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, time frames or achievements to be materially different from the information expressed or implied by these forward-looking statements. While we believe that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. We discuss many of these risks, uncertainties and other factors in greater detail under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year period ended December 31, 2013 filed with the SEC on February 25, 2014 and incorporated by reference in this prospectus supplement and the accompanying prospectus, as the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should read carefully this prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference as described under the heading “Where You Can Find Additional Information” in this prospectus supplement and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify all of our forward-looking statements by these cautionary statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

We will not receive any of the proceeds from sales of our ordinary shares by the selling shareholders pursuant to this prospectus supplement and the accompanying prospectus. The ordinary shares covered by this prospectus supplement are issuable upon the exercise of warrants to purchase a total of 947,867 ordinary shares, which warrants were originally issued to the selling shareholders by JPI and were subsequently converted into warrants to purchase our ordinary shares in the merger. These warrants were exercisable by their terms at an exercise price of $4.00 per share, and on February 27, 2014, the selling shareholders delivered a notice of exercise to us to exercise the warrants in full. The proceeds to us of such warrant exercises are expected to be used for working capital and general corporate purposes.

SELLING SHAREHOLDERS

This prospectus supplement relates to the disposition from time to time of up to 947,867 of our ordinary shares that are issuable upon the exercise of warrants previously issued to the selling shareholders listed in the table below. These warrants were originally issued to the selling shareholders by JPI on July 7, 2009 in a private placement pursuant to a securities purchase agreement entered into between JPI and the selling shareholders. In the merger, these warrants were converted into substantially the same warrants to purchase an equal number of ordinary shares of Jazz Pharmaceuticals plc at the same per share exercise price. These warrants were exercisable by their terms at an exercise price of $4.00 per share, and on February 27, 2014, the selling shareholders delivered a notice of exercise to us to exercise the warrants in full.

We are registering the resale of the 947,867 ordinary shares issuable upon exercise of the above-referenced warrants to permit each of the selling shareholders identified below, or their permitted transferees or other successors-in-interest that may be indentified in a subsequent prospectus supplement, to resell or otherwise dispose of the ordinary shares in the manner contemplated under “Plan of Distribution” in this prospectus supplement (as may be further supplemented and amended). This prospectus supplement covers the sale or other disposition by the selling shareholders of up to the total number of ordinary shares issuable upon the exercise of the above-referenced warrants. Throughout this prospectus, when we refer to the ordinary shares being registered on behalf of the selling shareholders, we are referring to the ordinary shares issuable upon exercise of the above-referenced warrants, and when we refer to the selling shareholders in this prospectus supplement, we are referring to the selling shareholders listed in the table below and, as applicable, their permitted transferees or other successors-in-interest that may be indentified in a subsequent prospectus supplement.

The following table sets forth the name of each selling shareholder, the number and percentage of our ordinary shares beneficially owned by the selling shareholders as of February 26, 2014, the number of shares that may be offered under this prospectus supplement, and the number and percentage of our ordinary shares beneficially owned by the selling shareholders assuming all of the shares covered hereby are sold. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our ordinary shares. Generally, a person “beneficially owns” ordinary shares if the person has or shares with others the right to vote those ordinary shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The number of shares in the column “Number of Shares Offered” represents all of the ordinary shares that a selling shareholder may offer and sell from time to time under this prospectus supplement.

All information contained in the table below and the footnotes thereto is based upon information provided to us by the selling shareholders. The information regarding ordinary shares to be beneficially owned after the offering assumes the sale of all ordinary shares being offered by the selling shareholders under this prospectus supplement. The percentage of shares owned prior to and after the offering is based both on 58,088,298 ordinary shares outstanding as of February 26, 2014, and on the assumption that all ordinary shares issuable upon the exercise of the above-referenced warrants are issued and outstanding as of that date. Unless otherwise indicated in the footnotes to this table, we believe that each of the selling shareholders named in this table has sole voting and investment power with respect to the ordinary shares indicated as beneficially owned.

	Prior to Offering			Number of Shares Offered	After Offering
Name and address	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned		Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Longitude Venture Partners, L.P.(1)	1,716,157	(2)	2.9%	929,243	786,914	1.3%
Longitude Capital Associates, L.P.(1)	34,411	(3)	*	18,624	15,787	*

*	Less than 1%.
(1)	The business address of each of Longitude Venture Partners, L.P. (“LVP”) and Longitude Capital Associates, L.P. (“LCA”) is 800 El Camino Real, Suite 220, Menlo Park, California 94025. The funds named in this footnote (1) are sometimes referred to herein as the Longitude Funds. Each of Patrick G. Enright and Juliet Tammenoms Bakker are managing members of Longitude Capital Partners, LLC, which is the general partner of each of the Longitude Funds, and may be deemed to have shared voting and dispositive power with respect to the ordinary shares held by or issuable to the Longitude Funds. Each of Mr. Enright and Ms. Bakker disclaims beneficial ownership of all such ordinary shares except to the extent of such person’s proportionate pecuniary interest therein.
(2)	Represents 768,670 of our ordinary shares held by LVP as of February 26, 2014 and 929,243 of our ordinary shares issuable upon the exercise of a warrant previously issued to LPV, which ordinary shares issuable upon the exercise of such warrant are being registered for resale hereunder, and 18,244 additional ordinary shares over which LVP has the right to acquire voting and/or investment power within 60 days of February 26, 2014.
(3)	Represents 15,422 of our ordinary shares held by LCA as of February 26, 2014 and 18,624 of our ordinary shares issuable upon the exercise of a warrant previously issued to LCA, which ordinary shares issuable upon the exercise of such warrant are being registered for resale hereunder, and 365 additional ordinary shares over which LCA has the right to acquire voting and/or investment power within 60 days of February 26, 2014.

Relationships with the Longitude Funds

Patrick G. Enright, who is a member of our board of directors, is a managing member of Longitude Capital Partners, LLC, which is the general partner of each of the selling shareholders identified in the table above. Mr. Enright has been a member our board of directors since the merger and was a director of JPI from July 2009 until the merger.

In connection with the July 2009 private placement, JPI entered into an investor rights agreement with the Longitude Funds, dated July 7, 2009, as amended, or the investor rights agreement. All of JPI’s rights and obligations under the investor rights agreement were assumed by us in the merger. Pursuant to the investor rights agreement, we agreed to file a registration statement under the Securities Act registering (or to otherwise effect the registration of) the resale of all of the shares originally purchased by the Longitude Funds in the July 2009 private placement, as well as the 947,867 ordinary shares issuable upon exercise of the above-referenced warrants, and to keep such registration continuously effective. In addition, if we propose to register any of our securities under the Securities Act, either for our own account or for the account of others, the Longitude Funds are entitled to notice of the registration and are entitled to include, at our expense, these ordinary shares in the registration and any related underwriting, provided, among other conditions, that the underwriters may limit the number of shares to be included in the registration.

Except with respect to the foregoing, none of the selling shareholders has, or within the past three years has had, any position, office or other material relationship with us.

MATERIAL TAX CONSIDERATIONS

The information presented under the caption “U.S. Federal Income Tax Consequences to U.S. Holders” below is a discussion of the material U.S. federal income tax consequences to U.S. Holders (as defined below) of investing in the ordinary shares. The information presented under the caption “Irish Tax Consequences” is a discussion of the material Irish tax consequences of investing in the ordinary shares.

You should consult your tax adviser regarding the applicable tax consequences to you of investing in ordinary shares under the laws of the United States (federal, state and local), Ireland and any other applicable foreign jurisdiction.

U.S. Federal Income Tax Consequences to U.S. Holders

The following are the material U.S. federal income tax consequences to U.S. Holders (as defined below) of owning and disposing of ordinary shares acquired in this offering. This discussion does not address any aspects of U.S. taxation other than U.S. federal income taxation, does not address any U.S. state, local or non-U.S. tax considerations, and does not purport to be a comprehensive description of all tax considerations that may be relevant to a particular person’s decision to acquire ordinary shares. This discussion applies only to U.S. Holders that hold their ordinary shares as capital assets for U.S. federal income tax purposes. In addition, it does not describe all of the tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, and does not address the tax consequences applicable to U.S. Holders subject to special rules, such as:

•	a holder of ordinary shares who actually or constructively owns or is deemed to own 10% or more of the total combined voting power of all classes of our shares entitled to vote;

•	a U.S. Holder who is also resident or ordinarily resident in Ireland for Irish tax purposes or who is otherwise subject to Irish income tax or capital gains tax with respect to our ordinary shares;

•	a bank or other financial institution;

•	an insurance company;

•	a dealer or trader in securities who uses a mark-to-market method of tax accounting;

•	a person holding ordinary shares as part of a hedging transaction, straddle, wash sale, conversion transaction or integrated transaction or a person entering into a constructive sale with respect to ordinary shares;

•	a U.S. Holder whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	an entity classified as a partnership or other pass-through entity for U.S. federal income tax purposes;

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA” or retirement plan;

•	a person who is liable for the alternative minimum tax or the Medicare contribution tax;

•	a U.S. expatriate;

•	a real estate investment trust;

•	a regulated investment company;

•	a person who acquired our ordinary shares pursuant to the exercise of an employee stock option or otherwise as compensation;

•	a person holding our ordinary shares in connection with a trade or business conducted outside of the United States; or

•	a U.S. Holder who holds ordinary shares through a financial account at a foreign financial institution that does not meet the requirements for avoiding future withholding with respect to certain payments under Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended, or the Code.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds ordinary shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding ordinary shares and partners in such partnerships should consult their tax advisers as to the particular U.S. federal income tax consequences of owning and disposing of ordinary shares.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed U.S. Treasury regulations all as of the date hereof, any of which is subject to change, possibly with retroactive effect.

A “U.S. Holder” is a holder who is a beneficial owner of ordinary shares and for U.S. federal income tax purposes is:

•	an individual citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

U.S. Holders should consult their tax advisers concerning the U.S. federal, state, local and foreign tax consequences of owning and disposing of ordinary shares in their particular circumstances.

Subject to the discussion below under “Passive Foreign Investment Company Rules,” this discussion assumes that we are a foreign corporation that is not, and will not become, a passive foreign investment company, or PFIC, as described below.

Taxation of Distributions

Although we do not currently plan to pay dividends, any future distributions paid on ordinary shares will be treated as taxable dividends to a U.S. Holder to the extent of such U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent that a distribution paid to a U.S. Holder with respect to our ordinary shares exceeds such U.S. Holder’s pro rata share of our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated as a non-taxable return of capital to the extent of the U.S. Holder’s basis in the ordinary shares (determined on a share-by-share basis), will reduce (but not below zero) such basis, and thereafter will be treated as a capital gain. Please see “—Sale or Other Disposition of Ordinary Shares.” We may not maintain calculations of our earnings and profits under U.S. federal income tax principles. If this is the case, distributions, if any, generally will be reported to U.S. Holders as dividends. The amount of any dividend income paid in euros will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt. Dividends received by a non-corporate U.S. Holder are eligible to be taxed at reduced rates, up to a maximum of 20%, if the U.S. Holder meets certain holding period and other applicable requirements. The reduced rate applicable to dividends paid to non-corporate U.S. Holders is not available for dividends paid by a PFIC (described below) or in certain other situations.

For foreign tax credit limitation purposes, distributions paid on the ordinary shares that are treated as dividends will be treated as income from sources outside the United States and will generally constitute passive category income.

Dividends received by a corporate U.S. Holder will not be eligible for the dividends-received deduction generally available to U.S. corporate shareholders under the Code for dividends received from certain U.S. and non-U.S. corporations.

Sale or Other Disposition of Ordinary Shares

For U.S. federal income tax purposes, gain or loss recognized on the sale or other disposition of ordinary shares generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the shares for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s adjusted tax basis in the ordinary shares disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. Long-term capital gains recognized by non-corporate U.S. Holders are taxable at reduced rates up to a maximum rate of 20%. There are limitations on the deductibility of capital losses. Any gain or loss will generally be U.S.-source gain or loss for foreign tax credit limitation purposes.

Passive Foreign Investment Company Rules

In general, a corporation organized outside the United States will be treated as a PFIC in any taxable year in which either (i) at least 75% of its gross income is “passive income” or (ii) on average at least 50% of the value of its assets is attributable to assets that produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from commodities transactions and from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income include cash, even if held as working capital or raised in a public offering, marketable securities and other assets that may produce passive income. The average value of a corporation’s assets for this purpose, in the case of a corporation whose shares are publicly traded for the taxable year, generally is the average of their fair market value at the end of each quarter. In determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

Based on our application of the test described above to the projected composition of our income and the projected composition and estimated values of our assets, we do not believe we were a PFIC in 2013 or will be for subsequent years. Nevertheless, because the calculation of the value of our assets may be based in part on the value of our ordinary shares, which may fluctuate considerably given that market prices of biopharmaceutical companies historically often have been volatile, it is difficult to predict for any tax year whether we may be a PFIC. There can be no assurance that we were not a PFIC in 2013 or will not be in any subsequent taxable year or that the U.S. Internal Revenue Service, or IRS, will agree with our conclusion regarding our PFIC status for any taxable year.

If we are a PFIC in any taxable year during which a U.S. Holder owns ordinary shares, such U.S. Holder could be liable for additional taxes and interest charges upon certain distributions by us and on any gain recognized on a sale, exchange or other disposition, including a pledge, of the ordinary shares, whether or not we continue to be a PFIC. In addition, certain annual tax reporting would be required. You should consult your tax advisor concerning the tax consequences to you if we are a PFIC and certain tax elections you may wish to make to mitigate any adverse tax consequences that might arise in the event we are a PFIC.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

New Reporting Obligations for Specified Foreign Financial Assets

Under certain new reporting obligations, U.S. Holders who are individuals are required to report on Form 8938 specified foreign financial assets that they own if the aggregate value of those assets exceeds certain threshold amounts. Specified foreign financial assets may include stock of a foreign issuer such as our ordinary shares if not held through a financial account maintained at a U.S. “financial institution,” as defined in the applicable rules. Individual U.S. Holders should consult their own tax advisors as to the possible application of this reporting obligation under their particular circumstances.

Irish Tax Consequences

The following is a general summary of the material Irish tax considerations applicable to certain investors who are the beneficial owners of our ordinary shares. It is based on existing Irish law and practices in effect on the date of this prospectus supplement and on discussions and correspondence with the Irish Revenue Commissioners. Legislative, administrative or judicial changes may modify the tax consequences described below.

The statements do not constitute tax advice and are intended only as a general guide. Furthermore, this information applies only to ordinary shares held as capital assets and does not apply to all categories of shareholders, such as dealers in securities, trustees, insurance companies, collective investment schemes and shareholders who have, or who are deemed to have, acquired their ordinary shares by virtue of an office or employment. This summary is not exhaustive and you should consult your own tax advisers as to the tax consequences in Ireland, or other relevant jurisdictions, of the acquisition, ownership and disposition of our ordinary shares.

Withholding Tax on Dividends

Although we do not currently plan to pay dividends, distributions made by us would generally be subject to Irish dividend withholding tax, or DWT, at the standard rate of income tax (currently 20%), unless one of the exemptions described below applies, which we believe should be the case for the majority of our shareholders. For DWT purposes, a dividend includes any distribution made by us to our shareholders, including cash dividends, non-cash dividends and additional stock or units taken in lieu of a cash dividend. We are responsible for withholding DWT at source and forwarding the relevant payment to the Irish Revenue Commissioners.

Certain shareholders (both individual and corporate) are entitled to an exemption from DWT. In particular, a non-Irish resident shareholder is not subject to DWT on dividends received from us if such shareholder is:

•	an individual shareholder resident for tax purposes in a “relevant territory,” and the individual is neither resident nor ordinarily resident in Ireland. “Relevant territory” for the purposes of DWT is defined to include those countries with which Ireland has a double tax treaty, which countries include: Albania; Armenia; Australia; Austria; Bahrain; Belarus; Belgium; Bosnia & Herzegovina; Bulgaria; Canada; Chile; China; Croatia; Cyprus; Czech Republic; Denmark; Egypt; Estonia; Finland; France; Georgia; Germany; Greece; Hong Kong; Hungary; Iceland; India; Israel; Italy; Japan; Korea; Kuwait; Latvia; Lithuania; Luxembourg; Macedonia; Malaysia; Malta; Mexico; Moldova; Montenegro; Morocco; The Netherlands; New Zealand; Norway; Pakistan; Panama; Poland; Portugal; Qatar; Romania; Russia; Saudi Arabia; Serbia; Singapore; Slovak Republic; Slovenia; South Africa; Spain; Sweden; Switzerland; Thailand; Turkey; Ukraine; United Arab Emirates; United Kingdom; the United States; Uzbekistan; Vietnam; and Zambia;

•	a corporate shareholder that is not resident for tax purposes in Ireland and which is ultimately controlled, directly or indirectly, by persons resident in a “relevant territory”;

•	a corporate shareholder resident for tax purposes in a “relevant territory” provided that such corporate shareholder is not under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland;

•	a corporate shareholder that is not resident for tax purposes in Ireland and whose principal class of shares (or those of its 75% parent) is substantially and regularly traded on a stock exchange in Ireland, on a recognized stock exchange in a “relevant territory” or on such other stock exchange approved by the Irish Minister for Finance; or

•	a corporate shareholder that is not resident for tax purposes in Ireland and is wholly-owned, directly or indirectly, by two or more companies where the principal class of shares of each of such companies is substantially and regularly traded on a stock exchange in Ireland, on a recognized stock exchange in a “relevant territory” or on such other stock exchange approved by the Irish Minister for Finance, and provided that, in all cases noted above but subject to the matters described below, the shareholder has provided the appropriate Irish DWT form to his or her broker (in the case of ordinary shares held through DTC), or to our transfer agent (in the case of ordinary shares held directly i.e. outside of DTC), at least seven business days before the record date for the first dividend payment to which they are entitled.

Should we decide to pay a dividend, we will enter into an agreement with an institution which will be recognized by the Irish Revenue Commissioners as a “qualifying intermediary” prior to paying any dividends or making any distributions. This will satisfy one of the Irish requirements for dividends to be paid free of DWT to certain shareholders who hold their ordinary shares through the Depositary Trust Company, or DTC, as described below. The agreement will generally provide for certain arrangements relating to cash distributions in respect of those ordinary shares that are held through DTC. The agreement will also provide that the qualifying intermediary will distribute or otherwise make available to Cede & Co., as nominee for DTC, any cash dividend or other cash distribution to be made to holders of the deposited securities, after we deliver or cause to be delivered to the qualifying intermediary the cash to be distributed.

We will rely on information received directly or indirectly from brokers and our transfer agent in determining where shareholders reside, whether they have provided the required U.S. forms and whether they have provided the required Irish DWT forms, as described below. Shareholders who are required to file Irish DWT forms in order to receive their dividends free of DWT should note that such forms are valid for five years and new forms must be filed before the expiration of that period in order to continue to enable them to receive dividends without DWT.

In most cases, individual shareholders resident in a relevant territory should complete a non-resident Form V2A and corporate (company) shareholders resident in a relevant territory should complete a non-resident Form V2B. Where a shareholder is neither an individual nor a company but is resident in a relevant territory, it should complete a non-resident Form V2C. Please contact your broker or your tax adviser if you have any questions regarding Irish dividend withholding tax.

Shares Held by U.S. Resident Shareholders

Dividends on our ordinary shares that are owned by residents of the United States and held beneficially through DTC will not be subject to DWT provided that the address of the beneficial owner of the ordinary shares in the records of the broker is in the United States. We strongly recommend that such shareholders ensure that their information has been properly recorded by their brokers (so that such brokers can further transmit the relevant information to the our qualifying intermediary) by filing a Form W-9 with their broker.

Dividends on our ordinary shares that are owned by residents of the United States and held directly will not be subject to DWT provided that the shareholder has completed the appropriate Irish DWT form and this form remains valid. Such shareholders must provide the appropriate Irish DWT form to our transfer agent at least seven business days before the record date for the first dividend payment to which they are entitled.

If any shareholder who is resident in the United States receives a dividend subject to DWT, he or she should generally be able to make an application for a refund from the Irish Revenue Commissioners on the prescribed form.

While the United States/Ireland Double Tax Treaty contains provisions regarding withholding, due to the wide scope of the exemptions from DWT available under Irish domestic law, it would generally be unnecessary for a United States resident shareholder to have to rely on the treaty provisions.

Shares Held by Residents of “Relevant Territories” Other than the United States

Dividends on our ordinary shares that are owned by residents of “relevant territories” other than the United States will not be subject to DWT provided that the shareholder has completed the appropriate Irish DWT form and this form remains valid. Such shareholders must provide the appropriate Irish DWT form to his or her broker (in the case of ordinary shares held through DTC), or to our transfer agent (in the case of ordinary shares held directly), at least seven business days before the record date for the first dividend payment to which they are entitled.

If any shareholder resident in a “relevant territory” receives a dividend subject to DWT, he or she should generally be able to make an application for a refund from the Irish Revenue Commissioners on the prescribed form.

Shares Held by Residents of Ireland

Most shareholders who are resident or ordinarily resident in Ireland (other than Irish resident companies) will be subject to DWT in respect of dividend payments on their ordinary shares.

Shareholders that are residents of Ireland but are entitled to receive dividends without DWT must provide the appropriate Irish DWT form to his or her broker (in the case of ordinary shares held through DTC), or to our transfer agent (in the case of ordinary shares held directly), at least seven business days before the record date for the first dividend payment to which they are entitled.

Shareholders who are resident or ordinarily resident in Ireland or are otherwise subject to Irish tax should consult their own tax advisers.

Shares Held by Other Persons

Shareholders who do not reside in “relevant territories” or in Ireland should be subject to DWT, but there are a number of other exemptions that could apply on a case-by-case basis. Dividends paid to such shareholders will be paid subject to DWT unless the relevant shareholder has provided the appropriate Irish DWT form to his or her broker (in the case of ordinary shares held through DTC), or to our transfer agent (in the case of ordinary shares held directly), at least seven business days before the record date for the first dividend payment to which they are entitled.

If any shareholder who is not a resident of a “relevant territory” or Ireland but is exempt from withholding receives a dividend subject to DWT, he or she may make an application for a refund from the Irish Revenue Commissioners on the prescribed form.

Income Tax on Dividends Paid on Ordinary Shares

Shareholders who are neither resident nor ordinarily resident in Ireland and who are entitled to an exemption from DWT generally have no additional liability to Irish income tax or to the universal social charge on a dividend from us unless a shareholder holds his or her ordinary shares in connection with a trade or business carried on by such shareholder in Ireland through a branch or agency in Ireland.

Shareholders who are neither resident nor ordinarily resident in Ireland and who are not entitled to an exemption from DWT generally have no additional liability to Irish income tax or to the universal social charge on a dividend from us. The DWT deducted by us discharges the liability to Irish income tax and to the universal social charge. This however is not the case where a shareholder holds his or her ordinary shares in connection with a trade or business carried on by such shareholder in Ireland through a branch or agency in Ireland.

Shareholders who are resident or ordinarily resident in Ireland may be subject to Irish tax and/or levies on dividends received from us. Such shareholders should consult their own tax advisers.

Irish Tax on Capital Gains

Shareholders who are neither resident nor ordinarily resident in Ireland and who do not hold their shares in connection with a trade or business carried on by such shareholders in Ireland through a branch or agency should not be within the charge to Irish tax on capital gains on a disposal of our ordinary shares.

Shareholders who are resident or ordinarily resident in Ireland or shareholders that hold their shares in connection with a trade or business carried on by such shareholders in Ireland through a branch or agency may be subject to Irish tax on capital gains on a disposal of our ordinary shares. Such shareholders should consult their own tax advisers.

Capital Acquisitions Tax

Irish capital acquisitions tax, or CAT, is comprised principally of gift tax and inheritance tax. CAT could apply to a gift or inheritance of our ordinary shares irrespective of the place of residence, ordinary residence or domicile of the parties. This is because our ordinary shares are regarded as property situated in Ireland as our share register must be held in Ireland. The person who receives the gift or inheritance has primary liability for CAT.

CAT is levied at a rate of 33% above certain tax-free thresholds. The appropriate tax-free threshold is dependent upon (i) the relationship between the donor and the donee and (ii) the aggregation of the values of previous gifts and inheritances received by the donee from persons within the same category of relationship for CAT purposes. Gifts and inheritances passing between spouses are exempt from CAT.

Shareholders should consult their own tax advisers as to whether CAT is creditable or deductible in computing any domestic tax liabilities.

Stamp Duty

Irish stamp duty may be payable in respect of transfers of our ordinary shares (currently at the rate of 1% of the price paid or the market value of the shares acquired, if greater).

Shares held through DTC

A transfer of our ordinary shares from a seller who holds those shares through DTC, to a buyer who holds the acquired ordinary shares through DTC will not be subject to Irish stamp duty.

Shares held outside of DTC or transferred into or out of DTC

A transfer of our ordinary shares (i) by a seller who holds those shares outside of DTC to any buyer, or (ii) by a seller who holds those shares through DTC to a buyer who holds the acquired ordinary shares outside of DTC, may be subject to Irish stamp duty. The person accountable for payment of stamp duty is the buyer or, in the case of a transfer by way of a gift or for less than market value, all parties to the transfer.

A shareholder who holds ordinary shares outside of DTC may transfer those shares into DTC without giving rise to Irish stamp duty provided that the shareholder would be the beneficial owner of the related book-entry interest in those shares recorded in the systems of DTC (and in exactly the same proportions) as a result of the transfer and at the time of the transfer into DTC there is no sale of those book-entry interests to a third party being contemplated by the shareholder. Similarly, a shareholder who holds ordinary shares through DTC may transfer those shares out of DTC without giving rise to Irish stamp duty provided that the shareholder would be the beneficial owner of the ordinary shares (and in exactly the same proportions) as a result of the transfer, and at the time of the transfer out of DTC there is no sale of those shares to a third party being contemplated by the shareholder. In order for the share registrar to be satisfied as to the application of this Irish stamp duty treatment where relevant, the shareholder must confirm to us that the shareholder would be the beneficial owner of the related book-entry interest in those ordinary shares recorded in the systems of DTC (and in exactly the same proportions) (or vice-versa) as a result of the transfer and there is no agreement for the sale of the related book-entry interest or the ordinary shares or an interest in the ordinary shares, as the case may be, by the shareholder to a third party being contemplated.

In order for DTC, Cede & Co. and National Securities Clearing Corporation, or NSCC, which provides clearing services for securities that are eligible for the depository and book-entry transfer services provided by DTC and registered in the name of Cede & Co., which entities are referred to collectively as the DTC Parties, to agree to provide services with respect to our ordinary shares, we concluded with the Revenue Commissioners of Ireland a composition agreement under which we have assumed any obligation of paying the liability for any Irish stamp duty or similar Irish transfer or documentary tax with respect to our ordinary shares, on transfers to which any of the DTC Parties is a party or which may be processed through the services of any of the DTC Parties, and the DTC Parties have received confirmation from the Revenue Commissioners of Ireland that while such composition agreement remains in force, the DTC Parties shall not be liable for any Irish stamp duty with respect to our ordinary shares. In addition, to assure the DTC Parties that they will not be liable for any Irish stamp duty or similar Irish transfer or documentary tax with respect to our ordinary shares under any circumstances (including as a result of a change in applicable law), and to make other provisions with respect to our ordinary shares required by the DTC Parties, we and Computershare Trust Company, NA., a U.S. national banking association acting as our transfer agent, or Computershare, entered into a Special Eligibility Agreement for Securities, dated as of January 13, 2012, with DTC, Cede & Co. and NSCC, or the DTC Eligibility Agreement. The DTC Eligibility Agreement provides for certain indemnities of the DTC Parties by us and Computershare (as to which we have agreed to indemnify Computershare) and also provides that DTC may impose a global lock on our ordinary shares or otherwise limit transactions in the shares, or cause the shares to be withdrawn, and NSCC may, in its sole discretion, exclude our ordinary shares from its Continuous Net Settlement service or any other service, and any of the DTC Parties may take other restrictive measures with respect to our ordinary shares as it may deem necessary and appropriate, without any liability on the part of any the DTC Parties, (i) at any time that it may appear to any of the DTC Parties, in its sole discretion, that to continue to hold or process transactions in our ordinary shares will give rise to any Irish stamp duty or similar Irish transfer or documentary tax liability with respect to our ordinary shares on the part of any of the DTC Parties or (ii) otherwise as the DTC’s rules or the NSCC’s rules provide.

Payment of Stamp Duty

Our official share register must be maintained in Ireland. Registration in this share register is determinative of shareholding. Only shareholders will be entitled to receive dividends, if any when declared.

A written instrument of transfer is required under Irish law in order for a transfer of the legal ownership of ordinary shares to be registered on our official share register. Such instruments of transfer may be subject to Irish stamp duty, which must be paid prior to the official share register being updated.

A holder of ordinary shares who holds ordinary shares through DTC will not be the legal owner of such ordinary shares (instead, the depository (for example, Cede & Co., as nominee for DTC) will be the holder of record of such ordinary shares). Accordingly, a transfer of ordinary shares from a person who holds such ordinary shares through DTC to a person who also holds such ordinary shares through DTC will not be registered in our official share register, i.e., the depository will remain the record holder of such ordinary shares.

Our memorandum and articles of association delegate to our secretary the authority to execute an instrument of transfer on behalf of a transferring party, which the secretary may do if for any reason such instrument is required and has not already been lodged with us.

To the extent that stamp duty is due but has not been paid, we, in our absolute discretion and insofar as the Companies Acts or any other applicable law permit, may, or may provide that a subsidiary of ours will, pay Irish stamp duty arising on a transfer of ordinary shares on behalf of the transferee of such ordinary shares. If stamp duty resulting from the transfer of ordinary shares which would otherwise be payable by the transferee is paid by us or any subsidiary of ours on behalf of the transferee, then in those circumstances, we will, on our behalf or on behalf of our subsidiary (as the case may be), be entitled to (i) seek reimbursement of the stamp duty from the transferee, (ii) set-off the stamp duty against any dividends payable to the transferee of those ordinary shares and (iii) to claim a first and permanent lien on the ordinary shares on which stamp duty has been paid by us or our subsidiary for the amount of stamp duty paid. Our lien shall extend to all dividends paid on those ordinary shares.

PLAN OF DISTRIBUTION

We are registering the ordinary shares issuable upon the exercise of the warrants identified above and held by the selling shareholders to permit the resale of these ordinary shares by the selling shareholders from time to time from after the date of this prospectus supplement. We will not receive any of the proceeds from the sale by the selling shareholders of the ordinary shares. We will bear all fees and expenses incident to our obligation to register these ordinary shares.

Each selling shareholder of the ordinary shares may, from time to time, sell any or all of their ordinary shares covered hereby on The NASDAQ Global Select Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or privately negotiated prices. A selling shareholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales, to the extent permitted by law;

•	in transactions through broker-dealers that agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell the ordinary shares under Rule 144 under the Securities Act, if available, rather than under this prospectus supplement and the accompanying prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a subsequent prospectus supplement, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440-1.

In connection with the sale of the ordinary shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the ordinary shares in the course of hedging the positions they assume. The selling shareholders may also sell the ordinary shares short and deliver these securities to close out their short positions or to return borrowed shares in connection with such short sales, or loan or pledge the ordinary shares to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of ordinary shares offered by this prospectus supplement and the accompanying prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus supplement and the accompanying prospectus (as further supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the ordinary shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such selling shareholders, broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Each selling shareholder has informed us that it is not a registered broker-dealer or an affiliate of a registered broker-dealer. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, and the selling shareholders may be entitled to contribution. We may be indemnified by the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholders specifically for use in this prospectus supplement, or we may be entitled to contribution.

The selling shareholders will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder unless an exemption therefrom is available.

We agreed to use our commercially reasonable best efforts keep this prospectus supplement available for the resale of the ordinary shares covered hereby until the earlier of (i) the date on which the ordinary shares may be may be immediately sold to the public without registration or volume restrictions under the Securities Act, including pursuant to Rule 144 under the Securities Act or any other rule of similar effect, or (ii) all of the ordinary shares have been sold pursuant to this prospectus supplement and the accompanying prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The ordinary shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the ordinary shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the ordinary shares may not simultaneously engage in market making activities with respect to the ordinary shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of ordinary shares by the selling shareholders or any other person. We will make copies of this prospectus supplement and the accompanying prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus supplement and the accompanying prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

There can be no assurance that any selling shareholder will sell any or all of the ordinary shares we registered on behalf of the selling shareholders pursuant to the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

Once sold under the registration statement, of which this prospectus supplement and the accompanying prospectus form a part, the ordinary shares will be freely tradable in the hands of persons other than our affiliates.

VALIDITY OF SHARE CAPITAL

The validity of the ordinary shares being offered by means of this prospectus supplement and the accompanying prospectus has been passed upon by A&L Goodbody, Dublin, Ireland.

EXPERTS

The consolidated financial statements and schedule of Jazz Pharmaceuticals Public Limited Company and its subsidiaries as of December 31, 2013 and 2012, and for each of the years in the two-year period ended December 31, 2013, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013, included in our Annual Report on Form 10-K for the year ended December 31, 2013, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Ernst & Young LLP, independent registered public accounting firm, has audited the consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows, and schedule, of Jazz Pharmaceuticals, Inc. for the year ended December 31, 2011 included in our Annual Report on Form 10-K for the year ended December 31, 2013, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement of which this prospectus supplement and the accompanying prospectus are a part. Jazz Pharmaceuticals, Inc.’s financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

The audited historical consolidated financial statements of EUSA Pharma Inc. included in Exhibit 99.1 of Jazz Pharmaceuticals plc’s Current Report on Form 8-K/A, dated June 12, 2012, have been incorporated by reference herein and in the registration statement upon the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements and schedule of Jazz Pharmaceuticals Public Limited Company (formerly Azur Pharma Public Limited Company) and its subsidiaries as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, included in the Annual Report on Form 10-K of Jazz Pharmaceuticals Public Limited Company for the year ended December 31, 2011, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. The SECs Internet site can be found at http://www.sec.gov.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement and the accompanying prospectus. We incorporate by reference the following information or documents that we have filed with the SEC (except as noted, under Commission File No. 001-33500):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on February 25, 2014;

•	our Current Reports on Form 8-K filed with the SEC on January 13, 2014, January 24, 2014 and February 25, 2014 (other than the information furnished under Item 2.02 thereof and the accompanying Exhibit 99.1);

•	the unaudited consolidated financial statements of EUSA Pharma, Inc., including the unaudited consolidated balance sheets of EUSA Pharma, Inc. as of March 31, 2012 and December 31, 2011 and the unaudited consolidated statements of operations and cash flows for the three months ended March 31, 2012 and 2011, and the notes related thereto, included in Exhibit 99.2 to our Current Report on Form 8-K/A filed with the SEC on August 10, 2012;

•	the audited consolidated financial statements of EUSA Pharma, Inc., including the consolidated balance sheets of EUSA Pharma, Inc. as of December 31, 2011 and 2010, and the related audited consolidated statements of operations, changes in redeemable convertible preferred stock and stockholders’ equity, and cash flows for each of the three years ended December 31, 2011, the notes related thereto and the report of PricewaterhouseCoopers LLP, independent accountants, included in Exhibit 99.1 to our Current Report on Form 8-K/A filed with the SEC on August 10, 2012;

•	the audited consolidated financial statements of Azur Pharma, including the consolidated balance sheets of Azur Pharma and subsidiaries as of December 31, 2011 and 2010, and the related audited consolidated statements of operations, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2011, the notes related thereto and the report of KPMG, independent registered public accounting firm, included on pages F-1 to F-23 of the Annual Report on Form 10-K for Azur Pharma’s fiscal year ended December 31, 2011 that we filed with the SEC on February 28, 2012 (Commission File No. 333-177528); and

•	our Current Report on Form 8-K that we filed with the SEC on January 18, 2012 (which evidences the registration of our ordinary shares under Section 12(b) of the Exchange Act and includes therein a description of our ordinary shares).

Information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of the ordinary shares covered by this prospectus supplement. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or telephoning us at the following address or phone number:

Jazz Pharmaceuticals plc

Attn: Investor Relations

c/o Jazz Pharmaceuticals, Inc.

3180 Porter Drive

Palo Alto, California 94304 USA

Telephone: +1 (650) 496-3777

PROSPECTUS

Ordinary Shares

From time to time, we or selling shareholders may offer and sell our ordinary shares in amounts, at prices and on terms described in one or more supplements to this prospectus.

This prospectus describes some of the general terms that may apply to an offering of our ordinary shares. The specific terms and any other information relating to a specific offering, including the names of any selling shareholders, will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part or in a supplement to this prospectus, or may be set forth in one or more documents incorporated by reference in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with a specific offering. You should read this prospectus, the applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, as well as any documents incorporated by reference in this prospectus and the applicable prospectus supplement, carefully before you invest.

We and any selling shareholders may offer and sell our ordinary shares to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. The net proceeds we expect to receive from sales of our ordinary shares will be set forth in the applicable prospectus supplement.

We are considered the successor to Jazz Pharmaceuticals, Inc., or JPI, for certain purposes under both the Securities Act of 1933, as amended, or the Securities Act, and Securities Exchange Act of 1934, as amended, or the Exchange Act.

Our ordinary shares are listed on The NASDAQ Global Select Market under the symbol “JAZZ.” On January 18, 2012, the last reported sale price of our ordinary shares on The NASDAQ Global Select Market was $47.34.

Investing in our ordinary shares involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 19, 2012.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using the “shelf” registration process. By using a shelf registration statement, we and any selling shareholders may offer and sell our ordinary shares from time to time in one or more offerings. No limit exists on the aggregate number of shares of ordinary shares that we and any selling shareholders may sell pursuant to the registration statement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering is accurate as of any date other than its respective date, regardless of when this prospectus, any prospectus supplement or any free writing prospectus we have authorized for use in connection with a specific offering is delivered, or when any sale of our ordinary shares occurs. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in the prospectus supplement.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or others. All trademarks, service marks and trade names included or incorporated by reference into this prospectus or the applicable prospectus supplement are the property of their respective owners.

We urge you to read carefully this prospectus, the applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” before deciding whether to invest in any of our ordinary shares being offered.

References in this prospectus to “Jazz Pharmaceuticals,” “we,” “us” and “our” refer to Jazz Pharmaceuticals Public Limited Company, a public limited company formed under the laws of Ireland, and its subsidiaries, including JPI, unless the context indicates otherwise.

This prospectus may not be used to consummate a sale of our ordinary shares unless accompanied by a prospectus supplement.

i

ABOUT JAZZ PHARMACEUTICALS PLC

Overview

We are a specialty biopharmaceutical company focused on the identification, development and commercialization of pharmaceutical products to meet important unmet medical needs in focused therapeutic areas. Our marketed products include Xyrem (sodium oxybate), which is the only product approved by the United States Food and Drug Administration, or FDA, for the treatment of both cataplexy and excessive daytime sleepiness in patients with narcolepsy; our psychiatry products, FazaClo (clozapine, USP) LD and FazaClo HD, orally disintegrating clozapine tablets indicated for treatment resistant schizophrenia, Luvox CR (fluvoxamine maleate) marketed for the treatment of obsessive compulsive disorder; Prialt (ziconotide intrathecal injection), the only non-opioid intrathecal analgesic indicated for refractory severe chronic pain; and a portfolio of women’s health and other products led by Elestrin, a clear fast-drying estradiol gel indicated for the treatment of moderate to severe vasomotor symptoms associated with menopause.

Recent Developments

On January 18, 2012, we and JPI consummated the merger contemplated by the agreement and plan of merger and reorganization, or the merger agreement, we entered into with JPI and certain other parties on September 19, 2011. In connection with the merger, we were re-named Jazz Pharmaceuticals plc and became the parent company of JPI, with JPI becoming our wholly-owned subsidiary. In the merger, all outstanding shares of JPI’s common stock were canceled and converted into the right to receive, on a one-for-one basis, our ordinary shares. Immediately after giving effect to the issuance of our ordinary shares to the former JPI stockholders in the merger, approximately 56,197,577 of our ordinary shares were outstanding, of which approximately 78% were held by the former JPI stockholders. The remaining 22% of our ordinary shares outstanding immediately after giving effect to the merger were held by persons and entities who acquired our ordinary shares prior to the merger. Our ordinary shares trade on the same exchange, The NASDAQ Global Select Market, and under the trading symbol, “JAZZ”, that the shares of JPI common stock traded on and under prior to the merger.

JPI is deemed to be the acquiring company for accounting purposes and the transaction is being accounted for as a reverse acquisition under the acquisition method of accounting for business combinations. As a result, the historical financial statements of JPI became our historical financial statements. We are also considered to be the successor to JPI for certain purposes under both the Securities Act and the Exchange Act, and certain of JPI’s historical reports filed under the Exchange Act are incorporated by reference in this prospectus. Prior to the merger, we were known as Azur Pharma Public Limited Company, or Azur Pharma. The historical financial statements for Azur Pharma for the years ended December 31, 2010, 2009 and 2008 and for the nine months ended September 30, 2011 and 2010, and pro forma financial information related to the merger, are incorporated by reference in this prospectus from JPI’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on November 10, 2011. See “Where You Can Find More Information.” A brief description of the historic business of Azur Pharma prior to the merger is set forth below. More information about the historic business of Azur Pharma can be found in JPI’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on November 10, 2011.

Historic Business of JPI

JPI’s specialty pharmaceutical business focused on the identification, development and commercialization of pharmaceutical products to meet important unmet medical needs. JPI’s marketed products, which will continue to be marketed by the combined company, are Xyrem and Luvox CR. JPI promotes these products in the United States through its experienced specialty sales force targeting sleep specialists, neurologists, pulmonologists and psychiatrists. More information about the historic business of JPI can be found in JPI’s annual and quarterly reports that are incorporated by reference in this prospectus. See “Where You Can Find More Information.”

Historic Business of Azur Pharma

Overview

Azur Pharma’s specialty pharmaceutical business focused on therapeutic products for the central nervous system, or CNS, and women’s health areas. Azur Pharma’s portfolio of products are promoted and sold in the United States. Azur Pharma’s lead marketed products, which will continue to be marketed by the combined company, are Prialt and FazaClo LD and HD. Azur Pharma also markets several women’s health products, consisting of Elestrin and Azur Pharma’s prenatal vitamins brands, Natelle and Gesticare. In addition, Azur Pharma sells a portfolio of non-promoted products including Gastrocrom, Urelle, Niravam and Parcopa. Azur Pharma’s product candidates include an oral suspension formulation of clozapine, Clozapine OS, and a once daily formulation of clozapine, Clozapine QD.

Lead Marketed Products

Prialt (ziconotide) intrathecal infusion

Prialt is an intrathecal infusion of ziconotide, approved by the FDA in December 2004 for the management of severe chronic pain in patients for whom intrathecal therapy is warranted, and who are intolerant of or refractory to other treatment, such as systemic analgesics, adjunctive therapies or intrathecal morphine. Intrathecal therapy is the delivery of the drug into the intrathecal space in the spine through an infusion system comprised of a programmable infusion pump and catheter. Ziconotide is a synthetic neuroactive peptide known as conotoxin and is the synthetic equivalent of a naturally-occurring conopeptide found in the piscivorous marine snail, Conus Magnus. Ziconotide is thought to inhibit pain signals transmitted via N-type calcium channels, most densely located in the dorsal horn of the spinal chord. Prialt is the only FDA-approved non-opioid intrathecal analgesic. Prialt is approved for use with Medtronic Inc’s SynchroMed EL and SynchroMed II programmable implantable pumps. In May 2010, Azur Pharma acquired the worldwide rights (excluding Europe) to Prialt from Elan Pharmaceuticals, Inc., or Elan, excluding those territories licensed by Elan to Eisai Co. Limited, which consist of 34 countries outside of the United States, mainly in Europe.

FazaClo LD (clozapine, USP) Orally Disintegrating Tablet and FazaClo HD (clozapine, USP) Orally Disintegrating Tablet

Azur Pharma markets FazaClo LD and FazaClo HD, which are orally disintegrating tablet formulations of clozapine, indicated for the management of severely ill schizophrenic patients who fail to respond adequately to standard drug treatment for schizophrenia and for reducing the risk of recurrent suicidal behavior in patients with schizophrenia or schizoaffective disorder who are judged to be at chronic risk for re-experiencing suicidal behavior, based on history and recent clinical state. FazaClo LD, comprising the original three lower strength presentations, was approved by the FDA in February 2004 with respect to the 25mg and 100mg tablet strengths and in May 2007 for the 12.5mg tablet strength. Azur Pharma initiated development of FazaClo HD, 150 mg and 200 mg dosage strengths, in late 2008. FazaClo HD received FDA approval in July 2010 and was launched in September 2010. FazaClo LD and FazaClo HD incorporate CIMA Labs Inc.’s DuraSolv orally disintegrating tablet technology, which enables the products to dissolve without the need to chew or to swallow with water and are currently the only orally disintegrating tablet formulations of clozapine available in the United States. In August 2007, Azur Pharma acquired the rights to FazaClo from Avanir Pharmaceuticals, Inc.

Other Products

Azur Pharma’s other products include:

•	Elestrin (estradiol gel 0.06%), indicated for the treatment of moderate to severe vasomotor symptoms (hot flashes and night sweats) associated with menopause;

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Gastrocrom (cromolyn sodium) oral concentrate, indicated for the management of patients with mastocytosis, providing relief of associated symptoms such as diarrhea, flushing, headaches, vomiting, urticaria, abdominal pain, nausea and itching;

•	Natelle and Gesticare prescription prenatal vitamins franchises, used for improving the nutritional status of women through pregnancy and in the postnatal period;

•	Urelle, indicated for the treatment of symptoms of irritative voiding and for the relief of local symptoms, such as inflammation, hypermotility and pain that accompany lower urinary tract infections;

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Niravam (orally disintegrating tablet presentation of alprazolam), indicated for the management of anxiety disorder or the short-term relief of symptoms of anxiety and also indicated for the treatment of panic disorder, with or without agoraphobia; and

•	Parcopa (orally disintegrating tablet presentation of carbidopa/levodopa), indicated for the treatment of symptoms associated with idiopathic Parkinson’s disease.

Development Pipeline

Azur Pharma has a number of product candidates in various stages of clinical development, which will remain under development by the combined company, including Clozapine OS and Clozapine QD.

Clozapine OS is an oral suspension formulation of clozapine currently approved and marketed by other companies in Europe and in other territories outside of the U.S. Azur Pharma licensed U.S. rights for the product from Douglas Pharmaceuticals America Limited in February 2010.

Clozapine QD is expected to provide the benefits of once-daily dosing of clozapine. This formulation is designed to enable faster titration to therapeutic effect relative to existing immediate release formulations of clozapine.

Corporate Information

We are a public limited company formed under the laws of Ireland (registered number 399192) in March 2005. We were originally formed as a private limited liability company under the name Azur Pharma Limited and were subsequently re-registered as a public limited company under the name Azur Pharma Public Limited Company in October 2011. In connection with the merger, we were re-named Jazz Pharmaceuticals plc and became the parent company of and successor to JPI. Our principal executive offices are located at 45 Fitzwilliam Square, Dublin 2, Ireland. Our telephone number is 011-353-1-634-4183. Our website address is www.jazzpharmaceuticals.com. Information contained in, or accessible through, our website does not constitute a part of this prospectus or any prospectus supplement.

RISK FACTORS

Investing in our ordinary shares involves a high degree of risk. You should carefully consider the risk factors identified in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, as well as under the section entitled “Risk Factors” contained in JPI’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on November 10, 2011 and incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded from time to time by other reports we file with the SEC after the date of this prospectus, in addition to the other information contained in this prospectus, any applicable prospectus supplement, the documents incorporated by reference herein or therein, and in any free writing prospectuses we have authorized for use in connection with a specific offering, before deciding whether to purchase any of our ordinary shares. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our ordinary shares, and you may lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements are based on our current expectations, assumptions, estimates and projections about our business and our industry, and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	the expected synergies and other benefits, including tax, financial and strategic benefits, of the merger to us and our shareholders;

•	future sales of Xyrem and our other products;

•	our ability to obtain adequate clinical and commercial supplies of our product candidates and products from current and new single source suppliers and manufacturers;

•	our ability to protect our intellectual property and defend our patents; and

•	the sufficiency of our cash resources and our expectations regarding our future cash flow, expenses, revenues, financial results and capital requirements.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should,” and the negative of these terms and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, time frames or achievements to be materially different from the information expressed or implied by these forward-looking statements. While we believe that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. We discuss many of these risks, uncertainties and other factors in greater detail under the heading “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectuses we have authorized for use in connection with a specific offering, in JPI’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on November 10, 2011 and incorporated by reference in this prospectus, and in under similar headings in our future reports that we file with the SEC and that are incorporated by reference in this prospectus. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should read carefully this prospectus, the applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information” and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify all of our forward-looking statements by these cautionary statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

Except as described in the applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from our sale of our ordinary shares for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and product candidates that are complementary to our own. Pending these uses, we expect to invest the net proceeds in investment-grade, interest-bearing securities. We will not receive any of the proceeds from sales of our ordinary shares by selling shareholders, if any, pursuant to this prospectus.

SELLING SHAREHOLDERS

If the registration statement of which this prospectus is a part is used by any selling shareholder for the resale of any ordinary shares registered thereunder, information about such selling shareholder, its beneficial ownership of our securities and its relationship with us will be set forth in a post-effective amendment to the registration statement, in a supplement to this prospectus, or in one or more documents incorporated by reference in this prospectus or the applicable prospectus supplement.

VALIDITY OF SHARE CAPITAL

Unless otherwise stated in the applicable prospectus supplement, the validity of the ordinary shares being offered hereby will be passed upon by A&L Goodbody, Dublin, Ireland.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited the consolidated financial statements and schedule of JPI included in its annual report on Form 10-K for the year ended December 31, 2010, and the effectiveness of JPI’s internal control over financial reporting as of December 31, 2010, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. JPI’s financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

The consolidated financial statements of Azur Pharma and subsidiaries as of December 31, 2010 and December 31, 2009, and for each of the years in the three-year period ended December 31, 2010, have been incorporated by reference into this prospectus and in the registration statement in reliance upon the report of KPMG, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS

We are a public limited company formed under the laws of Ireland, and certain of our officers and directors are or may in the future be residents outside the United States. All or a substantial portion of our assets or the assets of such non-resident persons may be located outside of the United States. As a result, it may not be possible to effect service of process within the United States upon such persons or us, or to enforce against such persons or us in U.S. courts judgments obtained in such courts predicated upon the civil liability provisions of the federal securities laws of the United States. There is no treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments. We have been advised by counsel that there is doubt as to the enforceability in Ireland, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the securities laws of the United States. Consequently, it may be difficult for investors to enforce against us, our directors or our officers in Ireland judgments obtained in the United States which are predicated upon the civil liability provisions of the federal securities laws of the United States.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. The SEC’s Internet site can be found at http://www.sec.gov.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we or JPI have filed with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we or JPI filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the following information or documents that we and JPI have filed with the SEC (Commission File No. 001-33500):

•	JPI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 8, 2011;

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the information specifically incorporated by reference into JPI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 from JPI’s definitive proxy statement on Schedule 14A, filed with the SEC on April 12, 2011;

•	JPI’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011, filed with the SEC on May 9, 2011, August 3, 2011 and November 8, 2011, respectively;

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JPI’s Current Reports on Form 8-K filed with the SEC on January 7, 2011, February 11, 2011, March 9, 2011, March 28, 2011, April 19, 2011, May 25, 2011, September 19, 2011, October 28, 2011, November 10, 2011, December 12, 2011 and January 13, 2012;

•	the information under the section entitled “Risk Factors” in JPI’s definitive proxy statement on Schedule 14A, filed with the SEC on November 10, 2011;

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the audited consolidated financial statements of Azur Pharma, including the consolidated balance sheets of Azur Pharma and subsidiaries as of December 31, 2010 and 2009, and the related audited consolidated income statements and audited consolidated statements of comprehensive income, cash flows, and changes in shareholders’ equity for each of the years in the three-year period ended December 31, 2010, the notes related thereto and the report of KPMG, independent registered public accounting firm, included on pages F-1 to F-33 of JPI’s definitive proxy statement on Schedule 14A, filed with the SEC on November 10, 2011;

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the unaudited interim condensed consolidated financial statements of Azur Pharma, including the unaudited interim condensed consolidated balance sheets of Azur Pharma and subsidiaries as of September 30, 2011 and the unaudited interim condensed consolidated income statements and unaudited interim condensed consolidated statements of comprehensive income, cash flows, and changes in shareholders’ equity for the nine month periods ended September 30, 2011 and 2010, and the notes related thereto, included on pages F-34 to F-50 of JPI’s definitive proxy statement on Schedule 14A, filed with the SEC on November 10, 2011;

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the unaudited pro forma condensed combined financial statements as of and for the nine months ended September 30, 2011 and for the year ended December 31, 2010, and the notes and other information related thereto included under the section entitled “Unaudited Pro Forma Combined Financial Data” in JPI’s definitive proxy statement on Schedule 14A, filed with the SEC on November 10, 2011;

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the comparative historical and unaudited pro forma per share data and the other information related thereto included under the section entitled “Comparative Historical and Unaudited Pro Forma Per Share Data” in JPI’s definitive proxy statement on Schedule 14A, filed with the SEC on November 10, 2011; and

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our Current Report on Form 8-K filed with the SEC on January 18, 2012 (which evidences the registration of our ordinary shares under Section 12(b) of the Exchange Act and includes therein a description of our ordinary shares).

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports or portions of current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC by us or on behalf of JPI pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post-effective amendment that indicates the termination of the offering of the ordinary shares made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document that we or JPI previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or telephoning us at the following address or phone number:

Jazz Pharmaceuticals plc

Attn: Investor Relations

c/o Jazz Pharmaceuticals, Inc.

3180 Porter Drive

Palo Alto, California 94304

Telephone: +1 (650) 496-3777